Exhibit 99.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Steve Zaniboni (“Employee”) and Sequenom, Inc. (“the Company”) as of the Effective Date of this Agreement, as defined in paragraph 11 below.

WHEREAS, Employee has declined to assume the role requested by the Company in connection with the Company’s re-organization;

WHEREAS, the Company and Employee wish to compromise and resolve as described herein any and all existing or potential claims, obligations, and rights relating to Employee’s eligibility for or entitlement to severance-related compensation provided by the Second Amended and Restated Employment Agreement effective April 28, 2005 between Employee and the Company (the “Second Employment Agreement”);

WHEREAS, the Company wishes to provide Employee with certain benefits in consideration of Employee’s service to the Company and the promises and covenants of Employee as contained herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1. CONTINUED EMPLOYMENT AND SEPARATION DATE. Employee shall remain a full time, active employee of the Company, engaged in the role of Chief Financial Officer, through October 31, 2005. On November 1, 2005 (the “Separation Date”), Employee shall cease to be an employee or officer of the Company for all purposes, unless Employee earlier resigns. Employee agrees that should he resign before November 1, 2005, he shall deliver to the Company written notice of his intent to resign at least two (2) weeks prior to the effective date of the resignation.

2. SALARY CONTINUATION SEVERANCE PAYMENT. Provided that this Agreement becomes effective as specified in Section 11 below, the Company will continue to pay Employee’s base salary in effect on the Effective Date from November 1, 2005 through June 30, 2006 (the “Severance Pay Period”). Such payments shall be subject to standard payroll deductions and withholdings, on the Company’s standard payroll dates and in accordance with the Company’s standard payroll practices.

(a) Consulting Services. During the Severance Pay Period, Employee shall be available for up to 10 hours per month, except for November during which Employee shall be available for up to twenty (20) hours per week, to consult with the Company in the areas of Employee’s expertise, as requested by the Company’s Chief Executive Officer. Employee’s consulting services shall be performed via telephone, computer communications, or facsimile unless Employee is specifically requested, with reasonable advance notice, to come to the Company’s premises.

(b) No Agency or Employment Relationship. During the Severance Pay Period, Employee will not be considered an agent or an employee of the Company; Employee will not have authority to make any representation, contract, or commitment on behalf of the Company and Employee agrees not to do so; and Employee will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

(c) Other Work Activities. During the Severance Pay Period, Employee may engage in employment, consulting or other work relationships in addition to Employee’s work for the Company, provided that Employee does not acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Employee to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Ownership by Employee, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph. The Company agrees to make reasonable arrangements to enable Employee to perform

Employee’s consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Employee may engage.

3. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay Employee all accrued salary, and all accrued and unused vacation, subject to standard payroll deductions and withholdings and reasonable business expenses incurred. Employee is entitled to these payments regardless of whether or not Employee signs this Agreement.

4. HEALTH INSURANCE AND BENEFITS. Until the Separation Date, Employee shall, subject to the terms and conditions of the underlying policies, continue to participate in all benefit programs provided by the Company to the same extent as Employee participates effective September 14, 2005, provided such programs are not canceled or modified by the Company as applies to all relevant beneficiaries. To the extent permitted by law and by the Company’s current group health insurance policies, after the Separation Date, Employee will be eligible to continue receiving health insurance benefits under the federal or state COBRA and convert to an individual policy if desired. During the Severance Pay Period, if Employee elects continued coverage under COBRA, and provided that Employee is not receiving similar benefits from a new employer, the Company shall pay for Employee’s health insurance premiums for Employee and Employee’s family, to the same extent the Company paid those premiums at the Separation Date. Employee will be provided with a separate notice regarding COBRA benefits.

5. STOCK OPTIONS. Pursuant to the Company’s Stock Incentive Plan (the “Plan”), vesting of Employee’s stock options will cease on the Separation Date. Employee’s rights to exercise Employee’s option as to any vested shares will be as set forth in the Plan.

6. OTHER BENEFITS. The Company shall pay the automobile lease payments and associated automobile lease related expenses (but not including any option, buyout, or automobile purchase expenses) of Employee’s current automobile lease through January 23, 2006, the expiration date of the current automobile lease. Commencing on the Separation Date the Company will provide Employee employment search support through Lee Hecht Harrison’s Executive Outplacement program, but not to exceed total cost or expense to the Company of $5500. Provided that Employee removes all information related to the Company, he shall be entitled to keep the laptop computer issued to him following the Separation Date. Except as expressly provided in this Agreement, Employee acknowledges that Employee will not receive (and is not entitled to receive) any additional compensation or benefits.

7. RETURN OF COMPANY PROPERTY. Within three (3) days after the Separation Date, and subject to paragraph 6 above, Employee will return to the Company all Company documents (and all copies thereof) and other Company property (including cell phone and blackberry PDA) and materials in Employee’s possession, or control, including, but not limited to, Company files, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

8. PROPRIETARY INFORMATION OBLIGATIONS. Employee acknowledges that Employee’s Proprietary Information and Inventions Agreement, a copy of which is attached as Exhibit 2, shall continue to apply after the Separation Date, and Employee agrees to comply with Employee’s Proprietary Information and Inventions Agreement in all respects.

9. NO SOLICITATION OF CUSTOMERS OR EMPLOYEES. Employee acknowledges that the Company has invested substantial time, effort and expense in compiling its confidential, proprietary and trade secret information and in assembling its present staff of personnel. In order to protect the business value of the Company’s confidential, proprietary and trade secret information, during Employee’s employment with the Company and for one year immediately following the termination of that employment with the Company:

(a) Employee agrees that information regarding all customers and all prospective customers of the Company, of which Employee learns during Employee’s employment with the Company, is Proprietary Information of the Company as defined in the Inventions Agreement.

(b) Employee agrees not to, either directly or indirectly, solicit business, as to products or services competitive with those of the Company, from any of the Company’s customers or prospective customers with whom Employee had contact during employment with the Company.

(c) Employee agrees not to, directly or indirectly, induce or solicit any of the Company’s employees to leave their employment with the Company.

10. EMPLOYEE’S RELEASE OF CLAIMS. Except as otherwise set forth in this Agreement, in exchange for the consideration provided to Employee by this Agreement that Employee is not otherwise entitled to receive, Employee hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to Employee signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to Employee’s employment with the Company or the termination of that employment, including but not limited to any claim arising out of, based upon, or related to the Second Employment Agreement; (2) all claims related to Employee’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for benefits, discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Employee Retirement Income Security Act, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), California Labor Code §970, and the California Fair Employment and Housing Act (as amended).

11. ADEA WAIVER. Employee acknowledges that Employee knowingly and voluntarily waives and releases any rights Employee may have under the ADEA, as amended. Employee also acknowledges that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing, as required by the ADEA, that: (a) Employee’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has forty-five (45) days to consider this Agreement (although Employee may choose to voluntarily execute this Agreement earlier); (d) Employee has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Employee and the Company, provided that you have not earlier revoked this Agreement (“Effective Date”). As required by the ADEA, Title 29 U.S. Code Section 626(f)(1)(H), the Company provides disclosures concerning the availability of this severance package in Exhibit 1 attached hereto. The information in the disclosure is confidential and should not be shared with anyone except Employee’s professional advisors.

12. SECTION 1542 WAIVER. Employee acknowledges reading and understanding Section 1542 of the Civil Code of the State of California:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

13. ENTIRE AGREEMENT. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with regard to the subject matter hereof. It supersedes any and all agreements entered into by and between Employee and the Company where such other agreement may conflict with this agreement. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Employee and a duly authorized officer of the Company. The parties have carefully read this Agreement, have been afforded the opportunity to be advised of its meaning and consequences by their respective attorneys, and signed the same of their own free will.

14. MISCELLANEOUS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. If an arbitrator or court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired, the invalid or unenforceable term or provision shall be modified or replaced so as to render it valid and enforceable in a manner which represents the parties’ intention with respect to the invalid or unenforceable term or provision insofar as possible. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

15. ACCEPTANCE; EXPIRATION. The offer contained in this Agreement shall remain open to Employee until 5:00 p.m. Pacific time on November 4, 2005 (the “Expiration Date”), at which time this offer shall automatically lapse and expire. Subject to the provisions of Section 11 above, Employee shall accept this offer by delivering the executed original of this Agreement to the President and Chief Executive Officer by the Expiration Date.

16. NONDISPARAGEMENT. Employee agrees that he will not at any time disparage the Company or its directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that he shall respond accurately and fully to any questions, inquiry or request for information when required by legal process. The Company agrees that the members of its Board of Directors will not at any time disparage Employee in any manner likely to be harmful to Employee or his business reputation or personal reputation; provided that such directors shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

EMPLOYEE

/s/ Steve Zaniboni
STEVE ZANIBONI

Date: September 20, 2005

Sequenom, Inc.

	By:	/s/ Harry Stylli
Harry Stylli
President and Chief Executive Officer

Date: October 4, 2005

EXHIBIT 1

DISCLOSURE UNDER ADEA, TITLE 29 U.S. CODE SECTION 626(F)(1)(H)

Confidentiality Provision: The information contained in this document is private and confidential. You may not disclose this information to anyone except your professional advisors.

1.	The employees listed below have been selected for the special separation package program.

2.	Employees whose employment will be eliminated as a result of the September 14, 2005 reduction in force are eligible to participate in the severance package program.

3.	An eligible employee will have up to forty-five (45) days to review the terms and conditions of the severance package.

EMPLOYEES ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM

JOB TITLE	AGE
Accounting Associate	30
Chief Financial Officer	48
Chief Medical Officer	50
Director, Genetic Content	39
Director, Manufacturing/Materials	42
Eng, Sr. Software Test	54
Engineer, Research	27
Executive Assistant	30
G/L Accountant, Sr.	48
General Support Admin	32
Information Systems Tech	28
Manufacturing Associate	36
Marketing Coordinator	29
Material Handler	38
Production Associate I	25
Quality Specialist	34
Research Associate	32
Research Associate, Sr.	36
Sales Account Manager	53
Scientist	36
Scientist, Bioinformatics	36
Scientist, Principal	36, 44
Scientist, Sr.	35
Software Quality Engineer	35
Supervisor, Materials	49

EMPLOYEES NOT ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM

JOB TITLE	AGE
Accounts Payable Clerk	54
Accounts Receivable Clerk	43
Administrative Assistant	23
Bus App Programmer/Analyst Sr.	38
Buyer, Senior	48
CEO & President	44
Chief Scientific Officer	63
Controller	37
Cost Accountant, Sr.	52
Customer Support Scientist	31, 32 ,42
Customer Support Administrator	27
Customer Support Analyst	27
Director, R & D Informatics & Systems	38
Director, R & D Molecular Applications	35
Director, Sales The Americas	46
Director, Customer Support	40
Director, Marketing	45
Director, Marketing/Research	33
Director, Product Mgmt	37
Director, QS	62
Documentation Specialist, Sr.	61
Engineer, Automation	26
Engineer, Process	28
Engineer, Quality	37
Engineer, Research	27
Engineer, Software	47
Engineer, Sr.	31
Engineer, Sr. Software	36, 45, 49
Executive Assistant	39, 61, 62
Facilities Technician	29
Field Service Eng, Sr.	28, 42, 45
Field Service Engineer	33, 47
Field Svc. Eng, Networking	32
Information Systems Technician	33
Lead Facilities Technician	30
Manager, Bioinformatics	42
Manager, Genetic Services	47
Manager, HTC Production	50
Manager, Human Resources	28
Manager, IT	38
Manager, QC	41
Manager, Software Engineering	49
Manufacturing Assoc. II	33, 50
Manufacturing Associate	36
Material Handler	36, 38
Manager, Diagnostic Assay Development	36
Manager, General & Cost Accounting	49
Network Administrator	28
Patent Agent	30

EMPLOYEES ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM

Patent Attorney	44
Product Manager	31
Production Associate I	25
QC Analyst	26
Quality Specialist, Sr.	48
Research Assistant	26
Research Associate	27, 27, 28, 30
Research Associate, Sr.	33, 35
Sales Account Manager	33, 38, 41, 41, 47
Sales Admin/Order Management Supervisor	37
Scientist	37, 39
Scientist, Principal	44
Scientist, Sr.	33, 37, 40, 47
Supervisor, Software Performance Assurance	42
Supervisor, Customer Support East Coast	43
Supervisor, Production	42
Treasury/Stock Plan Administrator	39
VP, Business Development	33
VP, Finance	41
VP, General Counsel	42
VP, Operations	44
Web Administrator	45

EXHIBIT 2

SEQUENOM, INC.

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by SEQUENOM, INC. (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE

1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, products, methods, improvements, or parts thereof (including without limitation all inventions, discoveries, and innovations with regard to physics, chemistry, enzymology, biology, medicine, biotechnology, genetic engineering or recombinant DNA), tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work and clinical data (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training

1.

and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter “Section 2870”). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.

2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

3.

10. GENERAL PROVISIONS.

10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: April 1, 1997.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated: 11-10-2000

/s/ Stephen Zaniboni,
(Signature)

(Stephen Zaniboni)

ACCEPTED AND AGREED TO:

SEQUENOM, INC.

By:

Title:

(Address)

Dated:

4.

EXHIBIT A

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company;

2.	Result from any work performed by you for the Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:	/s/ Stephen Zaniboni
(STEPHEN ZANIBONI)

Date: 11-10-2000

WITNESSED BY:

(PRINTED NAME OF REPRESENTATIVE)

EXHIBIT B

TO:	SEQUENOM, INC.

FROM:	Stephen Zaniboni

DATE:	11-10-2000
SUBJECT:	Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by SEQUENOM, INC. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒	No inventions or improvements.

☐	See below:

/s/ Stephen Zaniboni

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.

2.

3.

☐	Additional sheets attached.